UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2020

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03	Bankruptcy or Receivership.

As previously reported in its Current on Form 8-K filed on November 3, 2020, on November 1, 2020, Pennsylvania Real Estate Investment Trust (“PREIT”) and the other Company Parties (the “Debtors”) filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and filed the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of its Direct and Indirect Subsidiaries as a prepackaged chapter 11 plan of reorganization with the Bankruptcy Court, under the caption In re Pennsylvania Real Estate Investment Trust, et al. On November 2, 2020, the Debtors filed the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of its Direct and Indirect Subsidiaries (with Technical Modifications as of November 1, 2020). On November 20, 2020, the Debtors filed the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of Its Direct and Indirect Subsidiaries (with Additional Technical Modifications as of November 20, 2020) (as amended, modified or supplemented from time to time, the “Plan”).

On November 30, 2020, the Bankruptcy Court entered an order (the “Confirmation Order”), confirming the Plan. A copy of the Confirmation Order, to which the Plan is attached, is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Debtors expect that the effective date of the Plan (as defined in the Plan, the “Effective Date”) will occur as soon as all conditions precedent to the Plan have been satisfied and on a date selected in consultation with the Requisite Consenting Lenders and Requisite Consenting Bridge Lenders. Although the Debtors are targeting occurrence of the Effective Date on or before December 6, 2020, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that further technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, the definitive documents implementing the Plan and the Confirmation Order. Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

Material Features of the Plan

The Plan contemplates that the Debtors will continue their day-to-day operations substantially as currently conducted and that all of their commercial and operational contracts will remain in effect in accordance with their terms preserving the rights of all parties.

Upon the Effective Date, the capital structure of the Reorganized Debtors will consist of (i) a $130 million first lien senior secured revolving credit facility (the “Revolving Exit Facility”); (ii) a $392 million first lien senior secured term loan facility (the “New Senior Secured Term Loan Facility” and together with the Revolving Exit Facility, the “Postpetition Senior Secured Facilities”); (iii) a $521 million second lien secured term loan facility (subject to upward adjustment for any accrued and unpaid interest outstanding as of the Effective Date) (the “New Second Lien Term Loan Facility” and together with the Postpetition Senior Secured Facilities, the “Exit Facilities”); (iv) reinstated secured property-level debt; (v) assumed (or reinstated, as the case may be) general unsecured debt payable in the ordinary course of business of the reorganized Company (“Reorganized PREIT”); (vi) reinstated

specified derivatives, or, alternatively, incremental loans under the New Second Lien Term Loan Facility equal to the termination value of the specified derivatives not held by Consenting Lenders and that do not elect to reinstate their swap transactions; and (vii) the existing, unmodified equity in Reorganized PREIT. The terms of the Exit Facilities are described below under “—Exit Facilities.”

Below is a summary of the treatment that the holders of pre-petition claims related to the unsecured debt of the Debtors to be restructured would receive under the Plan:

•

The Reorganized Debtors will assume the swap agreements (as amended) related to the allowed claims in respect of the specified derivatives, with any obligations of the Reorganized Debtors under the assumed swap agreements secured pari passu with the Postpetition Senior Secured Facilities; provided, however, that if a holder of an allowed claim in respect of a specified derivative is not a Consenting Lender, such holder may elect to exercise its contractual rights to liquidate, terminate or accelerate under the applicable swap agreement in accordance with Section 560 of the Bankruptcy Code, with such holder receiving, on account of any resulting payment amounts or termination values due and owing by the Debtors (after offset) to such holder, the principal amount of loans under the New Second Lien Term Loan Facility in an amount equal to the amount of such allowed claim.

•

Each holder of an allowed claim under the Prepetition Unsecured Credit Agreements will receive on a dollar-for-dollar basis on account of such holder’s claim the principal amount of loans under the New Second Lien Term Loan Facility in a principal amount equal to such claim; provided, however, that any holder of an allowed claim under the Prepetition Unsecured Credit Agreements that exercises the Revolving Exit Facility Option (defined below) will receive: (a) a payment in cash of such holder’s pro rata share (calculated based on such holder’s loan commitment under the Revolving Exit Facility) of the Exit Commitment Fee; plus (b) first, on a dollar-for-dollar basis on account of such holder’s allowed claim under the Prepetition Unsecured Credit Agreements, its pro rata share (calculated based on such holder’s commitment of loans under the Revolving Exit Facility) of the principal amount of loans under the New Senior Secured Term Loan Facility; and (c) second, on a dollar-for-dollar basis on account of such holder’s remaining allowed claim under the Prepetition Unsecured Credit Agreements (if any), the principal amount of loans under the New Second Lien Term Loan Facility in a principal amount equal to such remaining allowed claim.

On the Effective Date, each Existing Equity Interest will be unmodified and will remain as an outstanding Equity Security in Reorganized PREIT, and such Equity Securities will be subject to Reorganized PREIT’s Governance Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms. Although PREIT is currently out of compliance with the continued listing requirements of the New York Stock Exchange (“NYSE”), the NYSE has continued to maintain the listing of the Existing Equity Interests, and we believe that the NYSE will continue the listing of the Equity Securities of Reorganized PREIT on and after the Effective Date, subject to Reorganized PREIT’s compliance with the NYSE’s continued listing rules.

Exit Facilities

On the Effective Date, the Reorganized Debtors will enter into the Exit Facilities. The Exit Facilities will consist of three separate facilities: (i) the Revolving Exit Facility; (ii) the New Senior Secured Term Loan Facility; and (iii) the New Second Lien Term Loan Facility, each of which is described in more detail below.

•

Subject to the terms of the Plan, each prepetition lender under the Prepetition Unsecured Credit Agreements will be granted the option to commit itself for all, but not less than all, of its full pro rata share (based on its holdings of loans under the Prepetition Unsecured Credit Agreements) of the Revolving Exit Facility (the “Revolving Exit Facility Option”). Subject to the terms and conditions of the Revolving Exit Facility, (A) on the Effective Date, the proceeds of the Revolving Exit Facility will be used to satisfy claims under the Prepetition Bridge Facility; and (B) after the Effective Date, the available proceeds of the Revolving Exit Facility will be used for working capital, general corporate purposes and other permitted uses of the Reorganized Debtors, consistent with the Approved Annual Business Plan.

•

On the Effective Date, (A) the New Senior Secured Term Loan Facility and the New Second Lien Term Loan Facility will be used to refinance the allowed claims in respect of the indebtedness under the Prepetition Unsecured Credit Agreements as set forth in the Plan and pursuant to the terms and conditions of the New Senior Secured Term Loan Facility and the New Second Lien Term Loan Facility, respectively; (B) the Prepetition Unsecured Credit Agreements and any documents ancillary thereto will be cancelled; and (C) each holder of an allowed claim in respect of the indebtedness under the Prepetition Unsecured Credit Agreements will become bound by the terms and conditions of the New Senior Secured Term Loan Facility and/or the New Second Lien Term Loan Facility (as applicable). On the Effective Date, the aggregate principal amount of the New Senior Secured Term Loan Facility may be decreased such that the aggregate principal amount of the Postpetition Senior Secured Facilities (including undrawn commitments under the Revolving Exit Facility) on the Effective Date does not exceed the lesser of (a) 85% loan-to-value ratio and (b) a senior debt yield (which, solely for the purposes of determining the aggregate principal amount of the New Senior Secured Term Loan Facility on the Effective Date, will include undrawn commitments under the Revolving Exit Facility) of 9.00%. Any principal amount by which the New Senior Secured Term Loan Facility is decreased will result in a corresponding dollar-for-dollar increase of the New Second Lien Term Loan Facility; provided that the New Second Lien Term Loan Facility will be increased by the amount of the allowed claims in respect of specified derivatives of the holders that are not Consenting Lenders and that elected to exercise their respective contractual rights to terminate their swap agreements in accordance with the Plan.

The Exit Facilities will have a two-year maturity, subject to a one-year extension at the borrowers’ option, subject to (i) minimum liquidity of $35.0 million, (ii) a minimum corporate debt yield of 8.0% and (iii) a maximum loan-to-value ratio of 105% for the Borrowing Base Properties to the drawn Exit Facilities as determined by an appraisal, provided that the borrowers may obtain a second appraisal of each Borrowing Base Property prepared by a nationally recognized appraisal firm and use the highest appraised value. The Exit Facilities will be repayable in full at maturity, subject to mandatory prepayment provisions in the event of asset sales, incurrence of indebtedness, issuances of equity and receipt of casualty insurance proceeds.

The interest rate spread under the Exit Facilities will be (i) in the case of loans under the Postpetition Senior Secured Facilities, 5.09% for LIBOR loans and 4.09% for base rate loans, with a LIBOR floor of 0.50%; and (ii) in the case of the New Second Lien Term Loan Facility, 8.00% for LIBOR loans and 7.00% for base rate loans, with a LIBOR floor of 0.50%. Interest on the Postpetition Senior Secured Facilities will be paid on the last day of each applicable interest period (with rolling 30-day interest periods). Interest on the New Second Lien Term Loan Facility will be paid in kind (“PIK Interest”) on the last day of each applicable interest period (with rolling 30-day interest periods) but no longer than quarterly by adding the accrued and unpaid amount thereof to the principal balance under the New Second Lien Term Loan Facility and then accruing interest on such increased principal amount.

The Exit Facilities will be secured by, in each case subject to certain limitations and exceptions set forth in the Exit Facilities Documents, (i) the same collateral package as currently secures the Prepetition Bridge Facility (which includes liens on all personal property of the borrowers and the guarantors thereunder, including deposit account control agreements, direct and indirect equity interests in entities owning certain real property (collectively, the “Borrowing Base Properties”), and first-lien mortgages on the Borrowing Base Properties), and (ii) an additional pledge of direct and indirect ownership interests in each borrower and all subsidiaries and joint ventures of the borrowers, to the extent not already pledged, other than to the extent such pledge is prohibited by secured property level debt documents or the organizational documents of any subsidiary or joint venture (collectively, the “Collateral”). The Postpetition Senior Secured Facilities will be secured by a first lien on the Collateral, and the New Second Lien Term Loan Facility will be secured by a second lien on the Collateral. Additionally, providers of specified derivatives will be secured pari passu with the Postpetition Senior Secured Facilities, subordinate in the payment waterfall to payment in full of the obligations under the Postpetition Senior Secured Facilities.

Provided that no default or event of default, or except with respect to real properties subject to certain existing sale agreements, no event of default, then exists, the Reorganized Debtors will have the right to have the lien released on portions of the real property Collateral upon the disposition thereof to an unaffiliated third party on an arms’-length basis subject to the release procedures and application of the proceeds specified in the Exit Facilities Documents.

The Exit Facilities will contain standard and customary conditions precedent for a real estate secured transaction and covenants and events of default based substantially upon the terms of the Prepetition Unsecured Credit Agreements. In addition, the Exit Facilities will include financial covenants related to minimum liquidity, anti-cash hoarding, cash trap, minimum senior debt yield and minimum corporate debt yield.

Unless otherwise specified, the treatment set forth in the Plan and Confirmation Order will be in full satisfaction of all claims against and interests in the Debtors, which will be discharged on the Effective Date.

Additional information regarding the classification and treatment of claims and interests can be found in Article II. Administrative Claims, Priority Tax Claims and Statutory Fees, and Article III. Classification and Treatment of Claims and Interests of the Plan.

Post-Emergence Governance and Management

Each Debtor, as a Reorganized Debtor, will continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the Governance Documents in effect prior to the Effective Date, except to the extent such Governance Documents are amended under the Plan or otherwise.

As of the Effective Date, the existing members of the Board of Trustees of PREIT will remain in their current capacities as members of the Board of Trustees of Reorganized PREIT, unless or until replaced or removed in accordance with the Governance Documents of Reorganized PREIT.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article VII. Settlement, Release, Injunction and Related Provisions of the Plan.

Share Information

As of November 6, 2020, PREIT had 3,450 Series B Preferred Shares, par value $0.01 per share, 6,900 Series C Preferred Shares, par value $0.01 per share, 5,000 Series D Preferred Shares, par value $0.01 per share, and 79,537,167 shares of beneficial interest, par value $1.00 per share, issued and outstanding. As disclosed above, on the Effective Date, each such Existing Equity Interest will be unmodified and will remain as an outstanding Equity Security in Reorganized PREIT.

Assets and Liabilities

Information regarding the assets and liabilities of PREIT as of the most recent practicable date is hereby incorporated by reference to PREIT’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed with the Securities and Exchange Commission on November 9, 2020. This information should not be viewed as indicative of future results.

Item 8.01	Other Events.

On November 30, 2020, PREIT issued a press release announcing the Confirmation Order. A copy of this press release is filed as Exhibit 99.1 to this report, which is incorporated by reference into this Item 8.01.

Forward Looking Statements

This current report contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements and results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, risks attendant to the bankruptcy process, including our ability to consummate our plan of reorganization; our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness; our ability to manage our business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors discussed in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Confirmation Order for Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of Its Direct and Indirect Subsidiaries (with Additional Technical Modifications as of November 20, 2020).

99.1	Press release issued by Pennsylvania Real Estate Investment Trust dated November 30, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 4, 2020	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel